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                                                                     EXHIBIT 3.4

                                     BYLAWS

         Bylaws for the regulation, except as otherwise provided by statute or its Articles of Incorporation ("Articles"), of

                       REMEC COMPONENTS ENGINEERING INC.

                           (a California corporation)


                                   ARTICLE I

                            MEETINGS OF SHAREHOLDERS


         SECTION 1. ANNUAL MEETINGS. The annual meeting of shareholders shall be held between 30 and 120 days following the end of the fiscal year of the corporation and at such precise date and time and at such place as fixed by the resolution of the Board of Directors ("Board"). At such meeting, directors shall be elected, reports of the affairs of the corporation shall be considered, and any other business may be transacted which is within the powers of the shareholders.

         SECTION 2. SPECIAL MEETINGS. Special meetings of the shareholders, for any purpose or purposes whatsoever, may be called at any time by the Board, the Chairman of the Board, the President, or by the holders of shares entitled to cast not less than 10% of the votes at the meeting or by such other persons as may be provided in the Articles or in these Bylaws.

         SECTION 3. NOTICE. Written notice of each meeting shall be given to each shareholder entitled to vote, either personally or by mail or other means of written communication, charges prepaid, addressed to such shareholder at his address appearing on the books of the corporation or given by him to the corporation for the purpose of notice. If no such address appears or is given, notice shall be deemed to have been given to him if sent by mail or other means of written communication addressed to the place where the principal executive office of the corporation is situated, or by publication of notice at least once in some newspaper of general circulation in the county in which said office is located, All such notices shall be sent to each shareholder entitled thereto not less than 10 nor more than 60 days before such meeting. Such notice shall specify the place, the date, and the hour of such meeting.

                          In the case of a special meeting, the notice shall
state the general nature of business to be transacted and no other business shall be transacted at such meeting.
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                          In the case of an annual meeting, the notice shall
state those matters which the Board, at the time of the mailing of the notice, intends to present for action by the shareholders. However, any proper matter may be presented at the meeting for action but action on the following matters shall be valid only if the general nature of the proposal so approved was stated in the notice of the meeting or in a written notice, unless the matter was unanimously approved by those entitled to vote:

                          (a)     The approval of a contract or other
transaction between the corporation and one or more of its directors or with any corporation, firm, or association in which one or more of its directors has a material financial interest;

                          (b)     An amendment to the Articles;

                          (c)     A reorganization (as defined in Section 181
of the General Corporation Law) required to be approved by Section 1201 of the General Corporation Law;

                          (d)     The voluntary winding up and dissolution of
the corporation; or

                          (e)     A plan of distribution under Section 2007 of
the General Corporation Law in respect of a corporation in the process of winding up.

                          The notice of any meeting at which directors are to
be elected shall include the names of the nominees intended at the time of the notice to be presented by management for election.

                          The notice shall state such other matters, if any, as
may be expressly required by statute.

         SECTION 4. ADJOURNED MEETING AND NOTICE THEREOF. When a shareholders' meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 45 days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

         SECTION 5. QUORUM. Unless otherwise provided in the Articles, the presence in person or by proxy of the persons entitled to vote a majority of the voting shares at any meeting shall constitute a quorum for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum. In the absence of a quorum, any meeting of shareholders may be adjourned from time to time by the vote of a majority of the shares represented either in person or by proxy, but no other business may be transacted, except as provided above.





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         SECTION 6. CONSENT OF ABSENTEES.  The transactions of any meeting of shareholders, however called and noticed and wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice, or a consent to the holding of the meeting, or an approval of the minutes thereof. All such waivers, consents, and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

         SECTION 7. ACTION WITHOUT MEETING, Unless otherwise provided in the Articles, any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted; provided, however, that:

                          (a)     Unless the consents of all shareholders
entitled to vote have been solicited in writing, notice of any shareholder approval:

                                  (1)      Of a contract or other transaction
between the corporation and one or more of its directors or with any corporation, firm, or association in which one or more of its directors has a material financial interest;

                                  (2)      Of an indemnity pursuant to Section
317 of the General Corporation Law;

                                  (3)      Of a reorganization (as defined in
Section 181 of the General Corporation Law) required to be approved by Section 1201 of the General Corporation Law; or

                                  (4)      Of a plan of distribution under
Section 2007 of the General Corporation Law in respect of a corporation in the process of winding up, which approval was obtained without a meeting by less than unanimous written consent, shall be given at least 10 days before the consummation of the action authorized by such approval; and

                          (b)     Prompt notice shall be given of the taking of
any other corporate action approved by shareholders without a meeting by less than unanimous written consent, to those shareholders entitled to vote who have not consented in writing. Notice of such approval shall be given in the same manner as required by Article I, Section 3, of these Bylaws.

                          Any shareholder giving a written consent, or the
shareholder's proxyholder or proxyholders, or a transferee of the shares, or a personal representative of the shareholder, or his respective proxyholder or proxyholders, may revoke the consent by a writing received by the corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the Secretary of the corporation, but may not do so thereafter. Such revocation is effective upon its receipt by the Secretary of the corporation.





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                          Notwithstanding the above provisions, directors may
not be elected by written consent except by unanimous written consent of all shares entitled to vote for the election of directors.

         SECTION 8. RECORD DATES. For purposes of determining the shareholders entitled to notice of any meeting or to vote or entitled to exercise any other rights, the Board may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days prior to the date of such meeting nor more than 60 days prior to any other action. If no record date is fixed by the Board:

                          (a)     The record date for determining shareholders
entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held;

                          (b)     The record date for determining shareholders
entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board is necessary, shall be the day on which the first written consent is given; and

                          (c)     The record date for determining shareholders
for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto, or the 60th day prior to the date of such other action, whichever is later. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the Board fixes a new record date for the adjourned meeting, but the Board shall fix a new record date if the meeting is adjourned for more than 45 days.

         SECTION 9. PROXIES. Every person entitled to vote shares may authorize another person or persons to act by proxy with respect to such shares. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy continues in fun force and effect until revoked as specified in Section 705(b) of the General Corporation Law or unless it states that it is irrevocable. A proxy which states that it is irrevocable is irrevocable for the period specified therein when it is held by a person specified in Section 705(e) of the General Corporation Law.

         SECTION 10. VOTING; CUMULATIVE VOTING AND NOTICE THEREOF. Votes on any matter may be viva voce but shall be by ballot upon demand made by a shareholder at any election and before the voting begins. No shareholder shall be entitled to cumulate votes for election of directors (i.e., cast for any one or more candidates for election as directors a number of votes greater than the number of the shareholder's shares) unless such candidate or candidates' names have been placed in nomination prior to the voting and the shareholder has given notice at the meeting prior to the voting of the shareholder's intention to cumulate the shareholder's votes. If any one shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination. If cumulative voting is proper, every shareholder entitled to vote at any election of directors may cumulate such shareholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder's shares are entitled, or distribute the shareholder's votes on the same principle among as many candidates as the shareholder thinks fit. In any election of directors, the candidates receiving the highest number of votes of the shares entitled to be voted.





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                          Except for election of directors, provided above,
votes on other substantive and procedural matters shall be taken on the basis of one vote for each share represented at the meeting.

                          Fractional shares shall not be entitled to any voting
rights.

         SECTION 11. CHAIRMAN OF MEETING. The Board may select any person to preside as Chairman of any meeting of shareholders, and if such person shall be absent from the meeting, or fail or be unable to preside, the Board may name any other person in substitution therefor as Chairman. In the absence of an express selection by the Board of a Chairman or substitute therefor, the Chairman of the Board shall preside as Chairman. If the Chairman of the Board shall be absent, fail or be unable to preside, the President shall preside. If the President shall be absent, fail or be unable to preside, the Vice President or Vice Presidents in order of their rank as fixed by the Board, the Secretary, or the Chief Financial Officer, shall preside as Chairman, in that order. The Chairman of the meeting shall designate a Secretary for such meeting, who shall take and keep or cause to be taken and kept minutes of the proceedings thereof.

                          The conduct of all shareholders' meetings shall at
all times be within the discretion of the Chairman of the meeting and shall be conducted under such rules as he may prescribe.

         SECTION 12. INSPECTORS OF ELECTION, In advance of any meeting of shareholders, the Board may appoint any persons other than nominees for office as inspectors of election to act at the meeting and any adjournment thereof.
If inspectors of election are not so appointed, or if any such persons fail to appear or refuse to act, the Chairman of any such meeting may, and on the request of any shareholder or his proxy shall, make such appointment at the meeting. The number of inspectors shall be either one or three. If appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares present in person or by proxy shall determine whether one or three inspectors are to be appointed.

                          The inspectors of election shall determine the number
of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies, receive votes, ballots or consents, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes or consents, determine when the polls shall close, determine the result and do such acts as may be proper to conduct the election or vote with fairness to all shareholders.

                          If there are three inspectors of election, the
decision, act, or certificate of a majority is effective in all respects as the decision, act, or certificate of all.





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                                   ARTICLE II

                                   DIRECTORS


         SECTION 1. POWERS. Subject to any limitations in the Articles or these Bylaws and to any provision of the General Corporation Law relating to action required to be approved by the shareholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board. The Board may delegate the management of the day-to-day operation of the business of the corporation to a management company or other person provided that the business and affairs of the corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board.

         SECTION 2. NUMBER. The authorized number of directors of the corporation shall be five (5).

                          After the issuance of shares, a Bylaw specifying or
changing a fixed number of directors or the maximum or minimum number of directors or changing from a fixed to a variable board or vice versa may only be adopted by approval of the outstanding shares; provided, however, that a Bylaw or amendment of the Articles reducing the number or the minimum number of directors to a number less than five cannot be adopted if the votes cast against its adoption at a meeting or the shares not consenting in the case of action by written consent are equal to more than 16-2/3 percent of the outstanding shares entitled to vote.

         SECTION 3. ELECTION AND TERM OF OFFICE. The directors shall be elected at each annual meeting of shareholders, and the directors may be elected at any special meeting of shareholders held for that purpose. Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified.

         SECTION 4. ORGANIZATION MEETING. Immediately following each annual meeting of shareholders the Board shall hold a regular meeting for the purpose of organization, election of officers, and the transaction of other business.

         SECTION 5. REGULAR MEETINGS. Regular meetings of the Board shall be held at such times and places within or without the state as may be designated in the notice of the meeting or which are designated by resolution of the Board. In the absence of designation of place, regular meetings shall be held at the principal office of the corporation.

         SECTION 6. SPECIAL MEETINGS. Special meetings of the Board for any purpose or purposes may be called at any time by the Chairman of the Board, the President, or by any Vice President or the Secretary or any two Directors. Special meetings of the Board may be held at such times and places within or without the state as may be designated in the notice of the meeting or which are designated by resolution of the Board.





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         SECTION 7. NOTICE OF MEETINGS. When notice of a meeting of the Board is required, at least four days notice by mail or 48 hours notice delivered personally or by telephone or telegraph shall be given to each director. Such notice need not specify the purpose of the meeting. Notice of a meeting need not be given to any director who signs a waiver of notice, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director.

         SECTION 8. PARTICIPATION BY TELEPHONE. Members of the Board may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another. Participation in a meeting pursuant to this Section constitutes presence in person at such meeting.

         SECTION 9. QUORUM. A majority of the authorized number of directors constitutes a quorum of the Board for the transaction of business. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place.

         SECTION 10. VOTING. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present is the act of the Board, subject to Section 9 of this Article and to:

                          (a)     The provisions of Section 310 of the General
Corporation Law regarding votes in respect of a contract or other transaction between the corporation and one or more of its directors or with any corporation, firm, or association in which one or more of its directors has a material financial interest, and

                          (b)     The provisions of Section 317 of the General
Corporation Law regarding votes in respect of indemnification of agents of the corporation who are members of the Board.

         SECTION 11. ACTION WITHOUT MEETING. Any action required or permitted to be taken by the Board may be taken without a meeting if all members of the Board shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board. Such action by written consent shall have the same force and effect as a unanimous vote of such directors.

         SECTION 12. VALIDATION OF MEETING. The transactions of any meeting of the Board, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to holding the meeting or an approval of the minutes thereof. An such waivers, consents, and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.





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         SECTION 13.  RESIGNATION.  Any director may resign effective upon giving written notice to the Chairman of the Board, the President, the Secretary, or the Board of the corporation, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

         SECTION 14. VACANCIES. Except for a vacancy created by the removal of a director, vacancies on the Board may be filled by a majority of the directors then in office, whether or not less than a quorum, or by a sole remaining director, Vacancies occurring in the Board by reason of the removal of directors may be filled only by approval of the shareholders. The shareholders may elect a director at any time to fill any vacancy not filled by the directors. Any such election by written consent requires the consent of a majority of the outstanding shares entitled to vote.

                          No reduction of the authorized number of directors
shall have the effect of removing any director prior to the expiration of his term of office.

         SECTION 15. ADJOURNMENT. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. If the meeting is adjourned for more than 24 hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of the adjournment. Such notice need not comply with the time in which notice must be given prior to a meeting as required by Section 7 of Article II of the Bylaws, but should be given as far in advance as is reasonably practicable under all the circumstances existing at the time of adjournment.

         SECTION 16. VISITORS. No person other than a director may attend any meeting of the Board without the consent of a majority of the directors present; provided, however, that a representative of legal counsel for the corporation and a representative of the independent certified public accountant for the corporation may attend any such meeting upon the invitation of any director.

         SECTION 17. FEES AND COMPENSATION. Directors and members of committees may receive such compensation for their services and such reimbursement for expenses as may be fixed or determined by resolution of the Board.

         SECTION 18. COMMITTEES. The Board may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of two or more directors, to serve at the pleasure of the Board. The Board may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board or in the Bylaws, shall have all the authority of the Board, except with respect to:

                          (a) The approval of any action for which the General
Corporation Law also requires shareholders' approval or approval of the outstanding shares;

                          (b)     The filling of vacancies on the Board or in
any committee;





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                          (c)     The fixing of compensation of the directors
for serving on the Board or on any committee;

                          (d)     The amendment or repeal of Bylaws or the
adoption of new Bylaws;

                          (e)     The amendment or repeal of any resolution of
the Board which by its express terms is not so amendable or repealable;

                          (f)     A distribution to the shareholders of the
corporation (as defined in Section 166 of the General Corporation Law), except at a rate or in the periodic amount or within a price range determined by the Board; and

                          (g)     The appointment of other committees of the
Board or the members thereof.

         SECTION 19. MEETINGS AND ACTION OF COMMITTEES. Meetings and action of committees shall be governed by, and held and taken in accordance with, the provisions of this Article, Sections 5 (Regular Meetings), 6 (Special Meetings), 7 (Notice of Meetings), 8 (Participation by Telephone), 9 (Quorum), 10 (Voting), 11 (Action without Meeting), 12 (Validation of Meeting), and 15 (Adjournment), with such changes in the context of those Bylaws as are necessary to substitute the committee and its members for the Board and its members, except that the time of regular meetings of committees may be determined by resolution of the Board as well as the committee, special meetings of committees may also be called by resolutions of the Board and notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board may adopt rules for the government of any committee not inconsistent with the provisions of these Bylaws.

                                  ARTICLE III
                                    OFFICERS

         SECTION 1. OFFICERS. The officers of the corporation shall be a Chairman of the Board or a President, or both, a Secretary and a Chief Financial Officer. The corporation may also have, at the discretion of the Board, one or more Vice Presidents, one or more Assistant Secretaries and Assistant Financial Officers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article, One person may hold two or more offices.

         SECTION 2. ELECTION. The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 3 or
Section 5 of this Article, shall be chosen annually by the Board, and each shall hold office until resignation or removal or other disqualification to serve, or the election of a successor.

         SECTION 3. SUBORDINATE OFFICERS. The Board may appoint, and may empower the Chairman of the Board or President to appoint, such other officers as the business of the corporation may require, each of whom shall hold office for such period.





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have such authority and perform such duties as are provided in the Bylaws or as the Board may from time to time determine.

         SECTION 4. REMOVAL AND RESIGNATION. Any officer may be removed, either with or without cause, by action of the Board duly taken, or, except in case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board.

                          Any officer may resign at any time by giving written
notice to the corporation, to the attention of the Secretary, Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         SECTION 5. VACANCIES. A vacancy in any office shall be filled in the manner prescribed in the Bylaws for regular appointments to such office.

         SECTION 6. CHAIRMAN OF THE BOARD. The Chairman of the Board, if there shall be such an officer, shall, if present, preside at all meetings of the Board, cause minutes thereof to be taken, and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board or prescribed by the Bylaws. In the event the corporation shall not have an elected President, the Chairman of the Board shall also have the authority and perform the duties as provided for the President in the following Section of this Article.

         SECTION 7. PRESIDENT. Subject to such supervisory powers, if any, as may be given by the Board to the Chairman of the Board, if there be such an officer, the President shall be the Chief Executive Officer of the corporation and shall, subject to the control of the Board, have general supervision, direction, and control of the business and officers of the corporation. In the absence of the Chairman of the Board, or if there is none, the President shall preside at all meetings of the Board. He shall be ex officio a member of all the standing committees, including the Executive Committee, if any, and shall have the general powers and duties of management usually vested in the office of President of a corporation, and shall have such other powers and duties as may be prescribed by the Board or the Bylaws.

         SECTION 8. VICE PRESIDENT. In the absence or disability of the President, the Vice Presidents in order of their rank as fixed by the Board or, if not ranked, the Vice President designated by the Board, shall perform all the duties of the President, or, if there be none, the Chairman of the Board, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President or Chairman of the Board. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for each of them by the Board or the Bylaws.

         SECTION 9. SECRETARY. The Secretary shall keep or cause to be kept at the principal executive office a book of minutes of all meetings and consents to action without a meeting of directors, committees, and shareholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at directors' and committee meetings, the number of shares present or represented at shareholders' meetings, and the proceedings thereof.





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                          The Secretary shall keep, or cause to be kept, at the
principal executive office or at the office of the corporation's transfer agent or registrar, a record of its shareholders showing the names of the shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

                          The Secretary shall give, or cause to be given,
notice of all the meetings of the shareholders and of the Board required by the Bylaws or by law to be given.

                          The Secretary shall keep the seal of the corporation
in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board or by the Bylaws.

         SECTION 10. CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the corporation, including changes in financial position, accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus, and shares. Any surplus shall be classified according to source and shown in a separate account.

                          The Chief Financial Officer shall deposit all monies
and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the Board. He shall disburse the funds of the corporation as may be ordered by the Board or by any officer having authority therefor, shall render to the President and directors, whenever they request it, an account of all of his transactions and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board or the Bylaws.

                                   ARTICLE IV
                                 MISCELLANEOUS

         SECTION 1. LOANS TO OR GUARANTIES FOR THE BENEFIT OF OFFICERS OR DIRECTORS; LOANS UPON THE SECURITY OF SHARES OF THE CORPORATION.

                          (a)     Except as expressly provided in subsection
(b) hereof, the corporation shall not make any loan of money or property to or guarantee the obligation of:

                                  (1)      Any director or officer of the
corporation or of its parent or any subsidiary, or

                                  (2)      Any person upon the security of
shares of the corporation or of its parent, unless the loan or guaranty is otherwise adequately secured, except by the vote of the holders of a majority of the shares of all classes, regardless of limitations or restrictions on voting rights, other than shares held by the benefited director, officer, or shareholder.





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                          (b)     The corporation may lend money to, or
guarantee any obligation of or otherwise assist any officer or other employee of the corporation or of any subsidiary, including any officer or employee who is also a director, pursuant to an employee benefit plan (including, without limitation, any stock purchase or stock option plan) available to executives or other employees, whenever the Board determines that such loan or guaranty may reasonably be expected to benefit the corporation. If such plan includes officers or directors, it shall be approved by the shareholders after disclosure of the right under such plan to include officers or directors thereunder. Such loan or guaranty or other assistance may be with or without interest and may be unsecured or secured in such manner as the Board shall approve, including, without limitation, a pledge of shares of the corporation. The corporation may advance money to a director or officer of the corporation or of its parent or any subsidiary for expenses reasonably anticipated to be incurred in the performance of the duties of such director or officer, provided that in the absence of such advance such director or officer would be entitled to be reimbursed for such expenses by such corporation, its parent, or any subsidiary.

         SECTION 2. RECORD DATE AND CLOSING STOCK BOOKS. When a record date is fixed, only shareholders of record on that date are entitled to notice of and to vote at the meeting or to receive a dividend, distribution, or allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date.

                          The Board may close the books of the corporation
against transfers of shares during the whole or any part of a period not more than 60 days prior to the date of a shareholders' meeting, the date when the right to any dividend, distribution, or allotment of rights vests, or the effective date of any change, conversion, or exchange of shares.

         SECTION 3. INSPECTION OF CORPORATE RECORDS. The record of shareholders, the accounting books and records of the corporation, and minutes of proceedings of the shareholders, the Board and committees of the Board shall be open to inspection upon the written demand of any shareholder or holder of a voting trust certificate, at any time during usual business hours for a purpose reasonably related to his interests as a shareholder or as the holder of a voting trust certificate. Such inspection may be made in person or by an agent or attorney, and shall include the right to copy and make extracts. Demand of inspection shall be made in writing upon the corporation to the attention of the Secretary.

                          A shareholder or shareholders holding at least five
percent in the aggregate of the outstanding voting shares of the corporation or who hold at least one percent of such voting shares and has filed a Schedule 14-B with the United States Securities and Exchange Commission relating to the election of directors of the corporation shall have an absolute right to access to a list of shareholders as provided in S1600(a) of the General Corporation Law.

         SECTION 4. ANNUAL REPORT. The Board shall cause an annual report to be sent to the shareholders not later than 120 days after the close of the fiscal year. Such report shall contain a balance sheet as of the end of such fiscal year and an income statement and statement of changes in financial position for such fiscal year, accompanied by any report thereon of independent accountants, or if there is no such report, the certificate of an authorized officer of the corporation that such statements were prepared without audit from the books and records of the corporation.
Such report shall be sent to the shareholders at least 15 days prior to the annual meeting of shareholders to be held during the next fiscal year, but this requirement shall not limit the requirement for holding an annual meeting as required by Section 1 of Article I of the Bylaws.

         SECTION 5. EXECUTION OF CONTRACTS. Any contract or other instrument in writing entered into by the corporation, when signed by the Chairman of the Board, the President or any Vice President and the Secretary, any Assistant Secretary, the Chief Financial Officer or any Assistant Financial Officer is not invalidated as to the corporation by any lack of authority of the signing officers in the absence of actual knowledge on the part of the other party to the contract or other instrument that the signing officers had no authority to execute the same. Contracts or other instruments in writing made in the name of the corporation which are authorized or ratified by the Board, or are done within the scope of authority, actual or apparent, conferred by the Board or within the agency power of the officer executing it, bind the corporation.

         SECTION 6. SHARE CERTIFICATES. A certificate or certificates for shares of the capital stock of the corporation shall be issued to each shareholder when any such shares are fully paid. Every shareholder in the corporation shall be entitled to have a certificate signed in the name of the corporation by the Chairman of the Board or the President or a Vice President and by the Secretary or any Assistant Secretary or the Chief Financial Officer or an Assistant Financial Officer, certifying the number of shares and the class or series of shares owned by the shareholder. Any or all of the signatures on the certificate may be facsimile.

                          The corporation may issue the whole or any part of
its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. On the certificates issued to represent any partly paid shares the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated.

                          No new certificate for shares shall be issued in lieu
of an old certificate unless the latter is surrendered and cancelled at the same time; provided, however, that a new certificate may be issued without the surrender and cancellation of the old certificate if:

                          (a)     The old certificate is lost, stolen, or
destroyed;

                          (b)     The request for the issuance of the new
certificate is made within a reasonable time after the owner of the old certificate has notice of its loss, destruction, or theft;

                          (c)     The request for the issuance of a new
certificate is made prior to the receipt of notice by the corporation that the old certificate has been acquired by a bona fide purchaser; and

                          (d)     The owner satisfies any other reasonable
requirements imposed by the corporation including, at the election of the Board, the filing of sufficient indemnity bond or undertaking with the corporation or its transfer agent, In the event of the issuance of a new certificate, the rights and liabilities of the corporation, and of the holders of the old and new certificates, shall be governed by the provisions of Sections 8104 and 8405 of the California Commercial Code.

         SECTION 7. REPRESENTATION OF SECURITIES OF OTHERS. Unless otherwise determined by the Board or the Executive Committee, the President, or any other officer of the corporation designated in writing by the President, is authorized to vote, represent, and exercise on behalf of the corporation all rights incident to any and all securities of any other person or entity standing in the name of the corporation. The authority herein granted may be exercised either in person, or by proxy.

         SECTION 8. INSPECTION OF BYLAWS. The corporation shall keep in its principal executive or business office in this state, the original or a copy of its Bylaws as amended to date, which shall be open to inspection by the shareholders at all reasonable times during office hours.

         SECTION 9. EMPLOYEE STOCK PURCHASE AND OPTION PLANS. The corporation may adopt and carry out a stock purchase plan or agreement or stock option plan or agreement providing for the issue and sale for such consideration as may be fixed of its unissued shares, or of issued shares acquired or to be acquired, to one or more of the employees or directors of the corporation or of a subsidiary or to a trustee on their behalf and for the payment for such shares in installments or at one time, and may provide for aiding any such persons in paying for such shares by compensation for services rendered, promissory notes or otherwise.

                          A stock purchase plan or agreement or stock option
plan or agreement may include, among other features, the fixing of eligibility for participation therein, the class and price of shares to be issued or sold under the plan or agreement, the number of shares which may be subscribed for, the method of payment therefor, the reservation of title until full payment therefor, the effect of the termination of employment, an option or obligation on the part of the corporation to repurchase the shares upon termination of employment, subject to the provisions of Chapter 5 of the California Corporations Code, restrictions upon transfer of the shares and the time limits of and termination of the plan.

         SECTION 10. CONSTRUCTION AND DEFINITIONS. Unless the context otherwise requires, the general provisions, rules of construction and definitions contained in the California General Corporation Law shall govern the construction of these Bylaws. Without limiting the generality of the foregoing, the masculine gender includes the feminine and neuter, the singular number includes the plural, and the plural number includes the singular, and the term "person" includes a corporation as well as a natural person.

         SECTION 11. ANNUAL STATEMENT OF GENERAL INFORMATION. The corporation shall, at the times required by law, file with the Secretary of State of the State of California, on the prescribed form, a statement setting forth the authorized number of directors, the names and complete business or residence addresses of all incumbent directors, the Chief Executive Officer, Secretary, and Chief Financial Officer, the street address of its principal executive office or principal business office in this state and the general type of business constituting the principal business activity of the corporation, together with a designation of the agent of the corporation for the purpose of service of process, all in compliance with Section 1502 of the Corporations Code of California.

         SECTION 12. CHECKS, DRAFTS, EVIDENCES OF INDEBTEDNESS. All checks, drafts, or other orders for payment of money, notes, or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board.


                                   ARTICLE V

                    INDEMNIFICATION OF DIRECTORS, OFFICERS,

                           EMPLOYEES AND OTHER AGENTS

         The corporation shall, to the maximum extent permitted by the California General Corporation Law, indemnify each of its agents against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact any such person is or was an agent of the corporation. For purposes of this Section, an "agent" of the corporation includes any person who is or was a director, officer, employee, or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee, or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.


                                   ARTICLE VI

                              AMENDMENTS TO BYLAWS

         SECTION 1. POWER OF SHAREHOLDERS. New Bylaws may be adopted or these Bylaws may be amended or repealed by the vote or written consent of shareholders entitled to exercise a majority of the voting power of the corporation.

         SECTION 2. POWER OF DIRECTORS. Subject to the right of shareholders as provided in Section 1 of Article III above to adopt, amend, or repeal Bylaws, Bylaws may be adopted, amended, or repealed by the Board provided, however, that after the issuance of shares a Bylaw specifying or changing a fixed number of directors or the maximum or minimum number or changing from a fixed to a variable Board or vice versa may only be adopted by the vote or written consent of shareholders entitled to exercise a majority of the voting power of the corporation,


         WHEREFORE:

         The undersigned, being the incorporator of REMEC Components Engineering Inc. hereby assents to the foregoing bylaws, and adopts the same as the bylaws of said corporation.

         IN WITNESS THEREOF, the undersigned has hereunto set his hand this 14th day of March, 1983.

                                    /s/ RONALD E. RAGLAND
                                    -----------------------------
                                    Ronald E. Ragland
                                    Incorporator

                            CERTIFICATE OF SECRETARY


         I certify:

         That I am the duly elected and acting Secretary of REMEC Components Engineering Inc., a California corporation; and

         That the foregoing Bylaws, comprising 17 pages, constitute the Bylaws of such corporation on the date hereof.

         IN WITNESS WHEREOF I have executed this Certificate and affixed the seal of such corporation on March 14, 1983.


                                   /s/ DENNY MORGAN
                                   -----------------------------
                                          Secretary

(SEAL)

                          AMENDMENT NO. ONE TO BYLAWS
                                       OF
                       REMEC COMPONENTS ENGINEERING INC.
                            A California Corporation

         The Bylaws of REMEC COMPONENTS ENGINEERING INC. ("Company"), a California corporation, are amended to read as follows:

         Article II, Section 2, is hereby deleted and the following substituted therefor:

         "The authorized number of directors of the corporation shall be seven
         (7).

         After the issuance of shares, a Bylaw specifying or changing a fixed number of directors or the maximum or minimum number of directors or changing from a fixed to a variable board or vice versa may only be adopted by approval of the outstanding shares; provided, however, that a Bylaw or amendment of the Articles reducing the number or the minimum number of directors to a number less than seven cannot be adopted if the votes cast against its adoption at a meeting or the shares not consenting in the case of action by written consent are equal to more than 16-2/3 percent of the outstanding shares entitled to vote."

                            CERTIFICATE OF SECRETARY

         I certify:

         That I am the duly elected and acting Secretary of REMEC COMPONENTS ENGINEERING INC., a California corporation; and that the foregoing Amendment No. One to Bylaws, comprising one page, constitutes the Amendment No. One to the Bylaws of such corporation on the date hereof.

         IN WITNESS WHEREOF, I have executed this Certificate and affixed the seal of such corporation on April 4, 1984.

                                  /s/ DENNY E. MORGAN
                                  -------------------------------
                                  DENNY E. MORGAN, Secretary

                               AMENDMENT NO. TWO

                                       TO
                                     BYLAWS
                                       OF

                                  REMEC, INC.
                           (A CALIFORNIA CORPORATION)


         This Amendment No. Two to the Bylaws of REMEC, INC., a California corporation, is entered into this 27th day of April, 1988.

         Article V shall be deleted in its entirety and the following substituted therefor:

                                   ARTICLE V

                    INDEMNIFICATION OF DIRECTORS, OFFICERS,
                           EMPLOYEES AND OTHER AGENTS

         SECTION 1. DIRECTORS AND EXECUTIVE OFFICERS. The corporation shall indemnify its directors and executive officers to the fullest extent not prohibited by the California General Corporation Law; provided, however, that the corporation may limit the extent of such indemnification by individual contracts with its directors and executive officers; and, provided, further, that the corporation shall not be required to indemnify any director or executive officer in connection with any proceeding (or part thereof) initiated by such person or any proceeding by such person against the corporation or its directors, officers, employees or other agents unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the board of directors of the corporation or (iii) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under the California General Corporation Law.

         SECTION 2. OTHER OFFICERS, EMPLOYEES AND OTHER AGENTS.   The
corporation shall have the power to indemnify its other officers, employees and other agents as set forth in the California General Corporation Law.

         SECTION 3. DETERMINATION BY THE CORPORATION. Promptly after receipt of a request for indemnification hereunder (and in any event within 90 days thereof) a reasonable good faith determination as to whether indemnification of the director or executive officer is proper under the circumstances because such director or executive officer has met the applicable standard of care shall be made by:

                          (a)     a majority vote of a quorum consisting of
directors who are not parties to such proceeding;

                          (b)     if such quorum is not obtainable by
independent legal counsel in a written opinion; or

                          (c)     approval or ratification by the affirmative
vote of a majority of the shares of this corporation represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) or by written consent of a majority of the outstanding shares entitled to vote; where in each case the shares owned by the person to be indemnified shall not be considered entitled to vote thereon.

         SECTION 4. GOOD FAITH.

                          (a)     For purposes of any determination under this
bylaw, a director or executive officer shall be deemed to have acted in good faith and in a manner he reasonably believed to be in the best interests of the corporation and its shareholders, and, with respect to any criminal action or proceeding, to have had no reasonable cause to believe that his conduct was unlawful, if his action is based on information, opinions, reports and statements, including financial statements and other financial data, in each case prepared or presented by:

                                  (i)      one or more officers or employees of
the corporation whom the director or executive officer believed to be reliable and competent in the matters presented;

                                  (ii)     counsel, independent accountants or
other persons as to matters which the director or executive officer believed to be within such person's professional competence; and

                                  (iii)    with respect to a director, a
committee of the Board upon which such director does not serve, as to matters within such committee's designated authority, which committee the director believes to merit confidence;

so long as, in each case, the director or executive officer acts without knowledge that would cause such reliance to be unwarranted.

                          (b)     The termination of any proceeding by
judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in the best interests of the corporation and its shareholders or that he had reasonable cause to believe that his conduct was unlawful.

                          (c)     The provisions of this paragraph (4) shall
not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have me the applicable standard of conduct set forth by the California General Corporation Law.

         SECTION 5. EXPENSES. The corporation shall advance, prior to the final disposition of any proceeding, promptly following request therefor, all expenses incurred by any director or executive officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it shall be determined ultimately that such person is not entitled to be indemnified under this bylaw or otherwise.

                          Notwithstanding the foregoing, unless otherwise
determined pursuant to Section 6 of this bylaw, no advance shall be made by the corporation if a determination is reasonably and promptly made by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding (or, if no such quorum exists, by independent legal counsel in a written opinion) that the facts known to the decision making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in the best interests of the corporation and its shareholders.

         SECTION 6. ENFORCEMENT. Without the necessity of entering into an express contract, all rights to indemnification and advances to directors and executive officers under this bylaw shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the corporation and the director or executive officer. Any right to indemnification or advances granted by this bylaw to a director or executive officer shall be enforceable by or on behalf of the person holding such right in the forum in which the proceeding is or was pending or, if such forum is not available or a determination is made that such forum is not convenient, in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefor. The claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting his claim. The corporation shall be entitled to raise by pleading as an affirmative defense to any such action that the claimant has not met the standards of conduct that make it permissible under the California General Corporation Law for the corporation to indemnify the claimant for the amount claimed. Neither the failure of the corporation (including its board of directors, independent legal counsel or its shareholder(s) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the California General Corporation Law, nor an actual determination by the corporation (including its board of directors, independent legal counsel or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct.

         SECTION 7. NON-EXCLUSIVITY OF RIGHTS. To the fullest extent permitted by the corporation's Articles of Incorporation and the California General Corporation Law, the rights conferred on any person by this bylaw shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, bylaws, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office. The corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent permitted by the California General Corporation Law and the corporation's Articles of Incorporation.

         SECTION 8. SURVIVAL OF RIGHTS. The rights conferred on any person by this bylaw shall continue as to a person who has ceased to be a director or executive officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

         SECTION 9. INSURANCE. The corporation, upon approval by the board of directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this bylaw.

         SECTION 10. AMENDMENTS. Any repeal or modification of this bylaw shall only be prospective and shall not affect the rights under this bylaw in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the corporation.

         SECTION 11. EMPLOYEE BENEFITS PLANS. The Corporation shall indemnify the directors and officers of the Corporation who serve at the request of the Corporation to serve as trustees, investment managers or other fiduciaries of employee benefit plans to the fullest extent permitted by the California General Corporation Law.

         SECTION 12. SAVING CLAUSE. If this bylaw or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director and executive officer to the fullest extent permitted by any applicable portion of this bylaws that shall not have been invalidated, or by any other applicable law.

         SECTION 13. CERTAIN DEFINITIONS. For the purposes of this bylaw, the following definitions shall apply:

                          (a)     The term "proceeding" shall be broadly
construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement and appeal of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative.

                          (b)     The term "expenses" shall be broadly
construed and shall include, without limitation, court costs, attorneys' fees, witness fees, fines, amounts paid in settlement or judgment and any other costs and expenses of any nature or kind incurred in connection with any proceeding, including expenses of establishing a right to indemnification under this law or any applicable law.

                          (c)     The term the "corporation" shall include, in
addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidated or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this bylaw with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

                          (d)     References to a "director," "officer,"
"employee," or "agent" of the corporation shall include, without limitation, situations where such person is serving at the request of the corporation as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise.


                            CERTIFICATE OF SECRETARY


         I certify:

         That I am the duly elected and acting Secretary of REMEC, INC., a California corporation; and

         That the foregoing Amendment to Bylaws, comprising 5 pages, constitute Amendment No. Two to the Bylaws of such corporation on the date hereof.


         IN WITNESS WHEREOF, I have executed this Certificate and affixed the seal of such corporation on 4/27, 1988.

                                  /s/ D. MORGAN
                                  -----------------------------
                                  D. Morgan, Secretary

                         AMENDMENT NO. THREE TO BYLAWS
                                       OF
                                  REMEC, INC,
                            A CALIFORNIA CORPORATION


         I, THOMAS A. GEORGE certify that:

         1. I am the duly elected and acting and Secretary of said corporation.

         2.      The Bylaws of said corporation shall be amended by deleting
                 Article 11, Section 2, and substituting the following therefor:

                          "The authorized number of directors of the corporation shall be not less than a five (5) nor more than nine (9). The exact number of directors shall be set within these limits specified above and may be changed from time to time by the Board. The maximum or minimum number of directors cannot be changed, except by a duly adopted amendment to the bylaws approved by the majority of the outstanding shares entitled to vote. An amendment that would reduce the minimum number of directors to less than five (5) cannot be adopted if the votes cast against its adoption at a shareholders' meeting or the shares not consenting to an action by written consent are equal to more than 16-2/3 percent of the outstanding shares entitled to vote."

         3. The foregoing amendment has been approved by the Shareholders of said corporation.


         Dated:  January 10, 1996

                                           /s/ THOMAS A. GEORGE
                                           -----------------------------
                                           THOMAS A. GEORGE

                          AMENDMENT NO. FOUR TO BYLAWS
                                       OF
                                  REMEC, INC.
                            A CALIFORNIA CORPORATION


         I, THOMAS A. GEORGE certify that:

         1. I am the duly elected and acting and Secretary of said corporation.

         2.      The Bylaws of said corporation shall be amended by deleting
                 Article 11, Section 2, and substituting the following therefor:

                          "The authorized number of directors of the corporation shall be not less than a seven (7) nor more than eleven (1 1). The exact number of directors shall be set within these limits specified above and may be changed from time to time by the Board. The maximum or minimum number of directors cannot be changed, except by a duly adopted amendment to the bylaws approved by the majority of the outstanding shares entitled to vote. An amendment that would reduce the minimum number of directors to less than five (5) cannot be adopted if the votes cast against its adoption at a shareholders' meeting or the shares not consenting to an action by written consent are equal to more than 16-2/3 percent of the outstanding shares entitled to vote."

         3. The foregoing amendment has been approved by the Shareholders of said corporation.


         Dated:  May 29, 1996


                                  /s/ THOMAS A. GEORGE
                                  ------------------------------
                                  THOMAS A. GEORGE